                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   August 21, 1996
                                                  ------------------------------

                           RENAISSANCE COSMETICS, INC.
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    33-87280                      06-1396287
- --------------------------------------------------------------------------------
 (State or Other Juris-         (Commission File                (IRS Employer
diction of Incorporation)            Number)                 Identification No.)


              955 Massachusetts Avenue
              Cambridge, Massachusetts                           02139
- --------------------------------------------------------------------------------
               (Address of Principal                           (Zip Code)
               Executive Offices)




                                 (617) 497-5584
- --------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 21, 1996, the Registrant, through its wholly-owned subsidiary, Cosmar Corporation, consummated the acquisition of all of the stock of Great American Cosmetics, Inc. ("GACI") from Mr. Larry Pallini and Mr. Vincent Carbone (the "GACI Shareholders") (the "Acquisition").

     The total purchase price for the Acquisition was $15.25 million in cash,
(1) approximately $14.209 million of which was paid to the GACI Shareholders at closing, (2) approximately $.041 million of which was retained by the Registrant to fund possible severance bonuses to certain GACI employees and (3) $1.0 million of which was placed in escrow to secure the GACI Shareholders' post-closing indemnity obligations under the Acquisition documents. In connection with the closing, Registrant also (a) repaid $796,312 of GACI indebtedness and
(b) agreed to fund (with up to $.10 million of its own funds and up to $.041 million of the Purchase Price held back from the GACI Shareholders for this purpose) $.141 million of possible severance bonuses to GACI employees. The Registrant funded the purchase price with proceeds received from the recent sales of (1) $85.0 million aggregate liquidation preference 14% senior redeemable preferred stock and (2) $5.0 million of its common stock and warrants to purchase approximately 17% of its common stock on a fully diluted basis. The nature and amount of consideration paid in connection with the Acquisition was determined based on negotiations between the Registrant and the GACI Shareholders. Prior to the Acquisition, there were no material relationships among the Registrant or any of its affiliates, directors or officers or any associates thereof and the GACI Shareholders and/or GACI. In connection with the Acquisition, Cosmar Corporation has retained Mr. Pallini for three years and Mr. Carbone for one year as consultants to it and its affiliates.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Audited financial statements for Great American Cosmetics, Inc., for the years ended December 31, 1994 and 1995.

     2. Unaudited financial statements for Great American Cosmetics, Inc., for the quarter ended March 31, 1996.


(b) PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the pro forma financial information required under Item 7(b) of Form 8-K at the time this Form 8-K is required to be filed. In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than November 4, 1996.

(c)  EXHIBITS.

     99.1 Stock Purchase Agreement among Cosmar Corporation, a Delaware corporation, Larry Pallini, Vincent Carbone and Great American Cosmetics, Inc., a New York corporation, entered into on June 27, 1996 and effective on and as of May 1, 1996 (incorporated by reference to the Registrant's Quarterly Report filed on Form 10-Q for the fiscal quarter ended June 30, 1996).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      RENAISSANCE COSMETICS, INC.
                                             (Registrant)


                                          /s/ John R. Jackson
                                      ---------------------------
Date:  September 4, 1996              By:     John R. Jackson
                                      Title:  Vice President and General Counsel

               AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED
               DECEMBER 31, 1995 AND 1994, AND THE UNAUDITED FINANCIAL
                   STATEMENTS FOR THE QUARTER ENDED MARCH 31, 1996
                          OF GREAT AMERICAN COSMETICS, INC.

                                     [LETTERHEAD]


                          REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Great American Cosmetics, Inc.
Port Washington, New York


    We have audited the accompanying Balance Sheets of Great American Cosmetics, Inc. as of December 31, 1995 and 1994 and the related Statements of Income, Retained Earnings, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    We did not observe the taking of the physical inventory at December 31, 1993, 1994, and 1995 since we were not engaged to audit the Company's records until after that date. We were able to satisfy ourselves by means of other procedures concerning inventory quantities.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Cosmetics, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 /s/ Deutsch, Marin & Company

July 11, 1996

                            GREAT AMERICAN COSMETICS, INC.
                                    BALANCE SHEETS
                                  AS AT DECEMBER 31


                                                          1995           1994
                                                        --------       --------

                                     A S S E T S
                                     ------------

CURRENT ASSETS
  Cash                                                $  310,903     $  130,081
  Accounts receivable                                    871,198        715,052
  Merchandise inventories (Note 1)                     2,201,359        789,786
  Prepaid expenses and other current assets               25,466          5,402
                                                      ----------     ----------

      TOTAL CURRENT ASSETS                             3,408,926      1,640,321

FIXED ASSETS (Note 1,3)                                   44,637         46,508

Intangible assets, net of accumulated
  amortization of $706,012 and $482,678 (Note 2)       1,268,988      1,492,322
Deposits                                                   8,139          7,750
                                                      ----------     ----------

TOTAL ASSETS                                          $4,730,690     $3,186,901
                                                      ----------     ----------
                                                      ----------     ----------

                         LIABILITIES AND SHAREHOLDERS' EQUITY
                         -----------------------------------

CURRENT LIABILITIES
  Current installments of
    long-term debt (Note 4)                           $  425,000     $  250,000
  Accounts payable                                       561,533        310,164
  Due to shareholders (Note 5)                           100,000         80,000
  Accrued expenses and taxes payable                     631,794        183,783
                                                      ----------     ----------

      TOTAL CURRENT LIABILITIES                        1,718,327        823,947

Long-term debt (Note 4)                                1,058,405      1,360,595
Due to shareholders (Note 5)                              81,500        181,500
Commitments and contingencies (Note 7)                      -              -

SHAREHOLDERS' EQUITY
  Common stock - no par value;
    200 shares issued and outstanding                      2,000          2,000
  Retained earnings                                    1,870,458        818,859
                                                      ----------     ----------

      TOTAL SHAREHOLDERS' EQUITY                       1,872,458        820,859
                                                      ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $4,730,690     $3,186,901
                                                      ----------     ----------
                                                      ----------     ----------

The accompanying letter and notes are an integral part of these statements

                            GREAT AMERICAN COSMETICS, INC.
                      STATEMENTS OF INCOME AND RETAINED EARNINGS
                           FOR THE YEARS ENDED DECEMBER 31



                                                        1995           1994
                                                      --------       --------


INCOME
  From sales                                        $7,885,916     $4,175,342


COST OF GOODS SOLD
  Inventories - January 1,                             789,786        411,337
  Purchases                                          5,557,433      2,716,179
  Freight and duty                                     341,459        130,156
  Other direct costs                                    50,735         22,948
                                                    ----------     ----------
     TOTAL AVAILABLE FOR SALES                       6,739,413      3,280,620
  Inventories - December 31,                         2,201,359        789,786
                                                    ----------     ----------

     COST OF GOODS SOLD                              4,538,054      2,490,834
                                                    ----------     ----------

GROSS MARGIN ON SALES                                3,347,862      1,684,508
                                                    ----------     ----------


OPERATING EXPENSES
  Selling                                              837,947        512,944
  General and administrative                           429,035        272,023
  Management fees                                         -            84,500
  Taxes                                                 28,018         18,722
  Officers' salaries                                   134,850         94,000
  Depreciation and amortization                        257,113        238,573
                                                    ----------     ----------

     TOTAL OPERATING EXPENSES                        1,686,963      1,220,762
                                                    ----------     ----------


NET INCOME FOR YEAR BEFORE PROVISION
          FOR INCOME TAXES                           1,660,899        463,746

  Provision for income taxes                           609,300        147,633
                                                    ----------     ----------


NET INCOME FOR YEAR                                  1,051,599        316,113

Retained earnings - January 1,                         818,859        502,746
                                                    ----------     ----------

Retained earnings - December 31,                    $1,870,458     $  818,859
                                                    ----------     ----------
                                                    ----------     ----------



      The accompanying letter and notes are an integral part of these statements

                            GREAT AMERICAN COSMETICS, INC.
                               STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31



                                                        1995            1994
                                                      --------        --------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income for year                              $ 1,051,599     $   316,113
  Adjustments to reconcile net income
    to cash provided by operating activities:
     Depreciation and amortization                     257,113         238,573
     Changes in assets and liabilities:
       Accounts receivable                         (   156,146)    (   197,316)
       Inventories                                 ( 1,411,573)    (   378,449)
       Prepaid expenses                            (    20,064)            231
       Deposits                                    (       389)    (     7,750)
       Accounts payable                                251,369         238,841
       Accrued expenses and taxes payable              448,011          79,299
                                                    ----------      ----------
       NET CASH PROVIDED BY OPERATING ACTIVITIES       419,920         289,542
                                                    ----------      ----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayment of shareholder loans                   (    80,000)    (    54,500)
  Purchase of fixed assets                         (    31,908)    (    30,630)
                                                    ----------      ----------

       NET CASH (USED IN) INVESTING ACTIVITIES     (   111,908)    (    85,130)
                                                      --------        --------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of notes payable                            150,000            -
  Repayment of installment indebtedness            (   277,190)    (   236,961)
                                                    ----------      ----------

       NET CASH (USED IN) FINANCING ACTIVITIES     (   127,190)    (   236,961)
                                                      --------        --------


NET CHANGES IN CASH EQUIVALENTS                        180,822     (    32,549)

Cash balance - January 1,                              130,081         162,630
                                                    ----------      ----------

Cash balance - December 31,                         $  310,903      $  130,081
                                                    ----------      ----------
                                                    ----------      ----------



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest                                          $  8,496        $  6,011
                                                      --------        --------
                                                      --------        --------
    Taxes                                             $ 93,275        $ 29,021
                                                      --------        --------
                                                      --------        --------


      The accompanying letter and notes are an integral part of these statements

                            GREAT AMERICAN COSMETICS, INC.
                            NOTES TO FINANCIAL STATEMENTS
                                   DECEMBER 31,1995



Note 1: - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              COMPANY'S ACTIVITIES - The Company is a New York corporation, organized in May, 1990, and formerly known as Unforgettable Cosmetics, Inc. The Company is a wholesaler of health, beauty aids and fragrances selling to predominantly chain drugstores, mass merchandisers and other wholesalers.

              MERCHANDISE INVENTORIES - Inventories consist of finished goods, unpackaged product components (bulk), and displays, materials and supplies and are valued at the lower of cost or market, primarily on a first-in, first-out (FIFO) cost basis. All obsolete or non-saleable merchandise has been valued at net realizable value.

              FIXED ASSETS AND DEPRECIATION - Fixtures and equipment are stated at cost and are depreciated for both financial reporting and income tax purposes under the Modified Accelerated Cost Recovery System (MACRS). In accordance with this provision, equipment is being depreciated using the double declining balance method over a five/seven year period. These procedures differ from generally accepted accounting principles, which require depreciation to be provided over the estimated average useful lives of the assets. Any difference in the current year's provision for depreciation on these assets, based upon the usage of MACRS, rather than the estimated average useful lives, is not significant.

              Property sold or retired is eliminated from the asset and reserve accounts in the year of disposition. Any differences between the proceeds on disposition and undepreciated cost are reflected in other income.

              Expenditures for maintenance, repairs and minor renewals which do not naturally extend the life of assets are charged against earnings when incurred. Additions and major renewals are capitalized.

              CONCENTRATION OF CREDIT RISK - The Company's credit risks primarily consist of accounts receivable from various drug store chains. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

              USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         GREAT AMERICAN COSMETICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995



NOTE 2: - ACQUISITION OF NAT ROBBINS LTD.

               On December 1, 1992, the Company acquired the operations and substantially all assets of Nat Robbins Ltd., a New York corporation in a business similar to their own.

               Assets included were as follows:

                    Trademark               $1,000,000
                    Customer list              400,000
                    Goodwill                    75,000
                    Equipment                   25,000
                                            ----------


                                            $1,500,000
                                            ----------
                                            ----------

               In addition, a four year non-competition agreement was entered into between the seller and the Company, at a cost of $500,000. With the exception of the noncompete covenant and equipment, each asset acquired is amortized over a fifteen year period in accordance with the Revenue Reconciliation Act of 1993.

Note 3: - FIXED ASSETS

               Fixed assets and depreciation are comprised as follows:


                                        Accumulated        Book
                            Cost        Depreciation       Value         Depreciation
                            ----        ------------       -----         ------------

                                          December 31, 1995
                                          -----------------
     Machinery
        and equipment      $ 81,254       $ 38,915        $42,339        $13,304
     Furniture
       and fixtures          10,975         10,975             -           9,753
     Shelves and racks       14,147         11,849          2,298         10,722
                           --------       --------        -------        --------

     TOTAL                 $106,376       $ 61,739        $44,637        $33,779
                           --------       --------        -------        --------
                           --------       --------        -------        --------


                                          December 31, 1994
                                          -----------------
     Machinery
        and equipment      $ 60,282       $ 25,611        $34,671        $12,892
     Furniture
       and fixtures           8,551          1,222          7,329          1,222
     Shelves and racks        5,635          1,127          4,508          1,127
                           --------       --------        -------        --------

     TOTAL                 $ 74,468       $ 27,960        $46,508        $15,241
                           --------      ---------       --------       --------
                           --------      ---------       --------       --------


                         GREAT AMERICAN COSMETICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995



Note 4: - LONG TERM DEBT

               Long-term debt is comprised as follows:


                                                           1995         1994
                                                       ----------    -----------

          Various installment notes for
            equipment and intangibles                  $1,333,405    $1,610,595

          Notes payable - Quality Supply
           Corp., with interest at 13%,
           due November 5, 1996                           100,000          -


          Notes payable -  Christine
            Tsaktsirlis, with interest
            at 13%, due November 5, 1996                   50,000          -
                                                      -----------    ----------
                                                        1,483,405     1,610,595

          Amounts due within one year                     425,000       250,000
                                                      -----------    ----------

                                                       $1,058,405    $1,360,595
                                                      -----------    ----------
                                                      -----------    ----------



               The various installment notes result from an agreement dated December 1, 1992 for the purchase of the name and sundry assets of Nat Robbins, Ltd. (Note 2). The total purchase price was $2,000,000, which included the assumption by the Company of certain liabilities of the seller in the amount of $328,000. The payments due under the note are calculated at 8% of the net sales of Nat Robbins products and are payable on a monthly basis. The seller has received a security interest in the acquired assets, which the seller assigned to Extebank. At the direction of the seller, the Company had been remitting any amounts due under the agreement equally to pay both the assumed liabilities and Extebank. At December 31, 1994, the assumed liabilities were paid in full.

               Management has been negotiating with a third party lender a refinancing of the Extebank indebtedness so as to achieve more favorable principal repayment terms. (See Note 8.)

               Management, based upon its 1995 and 1994 sales of "Nat Robbins" products, has classified $275,000 and $250,000 respectively of the obligation as a current maturity of long-term debt.

                         GREAT AMERICAN COSMETICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995



Note 5: - RELATED PARTY TRANSACTIONS

               The shareholders of the Company have made various advances of working capital, when needed, to the Company. These advances are payable on demand, without collateral, and interest is charged at prevailing market rates.

               The shareholders have agreed not to withdraw portions of their respective loans to the company for the next twelve (12) month period. As such, these amounts have been classified as long-term.

Note 6: - INCOME TAXES

               The provision for income taxes consist of the following:

                                                      1995               1994
                                                    --------           --------

          Federal income tax, at
             applicable rates                       $453,400           $119,588
          New York State franchise tax               155,900             28,045
                                                    --------           --------

                TOTAL                               $609,300           $147,633
                                                   ---------           --------
                                                   ---------           --------

               The Company is currently being audited by the Internal Revenue Service for years 1993 and 1994. Management does not feel that any adjustment will be material. The issues under review, if adjusted by the IRS, will merely result in a timing difference as to the deduction of certain costs.

Note 7: - COMMITMENTS AND CONTINGENCIES

               In November of 1994, the Company moved to a new location where the minimum annual rental commitment in effect at December 31, 1995 is as follows:


                              1996                   $48,205
                              1997                    50,065
                              1998                    51,925
                              1999                    53,785
                              2000                     4,495

                            GREAT AMERICAN COSMETICS, INC.
                            NOTES TO FINANCIAL STATEMENTS
                                  DECEMBER 31, 1995


Note 7: - COMMITMENTS AND CONTINGENCIES (Continued)

              The lease requires payment of real estate taxes, electric and other expenses. The Company also leases additional office space in Florida under a lease expiring February, 1997, which provides for the lessee to be responsible for all insurance, utilities and real estate taxes. Rent expense relating to these arrangements aggregated $58,511 and $21,539 for 1995 and 1994 respectively.


Note 8: - SUBSEQUENT EVENT

              REFINANCING - In April, 1996, the Company obtained a $600,000 loan from Chase Manhattan Bank, which funds were used for the purpose of repayment of the existing notes with Extebank. In accordance with an agreement with Extebank, the Company received a $350,000 discount on the early retirement of the debt. In addition, the Company entered into a revolving credit agreement with Chase that provides for advances up to a maximum of $900,000.

              PENDING SALE - The shareholders of the Company have entered into a stock purchase agreement dated June 27, 1996 with Cosmar Corporation (the Buyer). Pursuant to the agreement, the Buyer is acquiring from the shareholders all of the outstanding capital stock of Great American Cosmetics, Inc. The transaction contemplated under the agreement is scheduled to close by August 31, 1996.

                                     [LETTERHEAD]



To the Board of Directors
Great American Cosmetics, Inc.
Port Washington, New York



    Our examination was made primarily for the purpose of rendering an opinion on the Financial Statements of Great American Cosmetics, Inc. as of December 31, 1995 and 1994 and the years then ended taken as a whole. The supplementary data included in the accompanying schedules, although not considered necessary for a fair presentation of financial position and results of operations, are presented primarily for supplemental analysis purposes.

    The additional information has been subjected to audit procedures applied in our examination of the Financial Statements and is, in our opinion, fairly stated in all material respects on a consistent basis in relation to the Financial Statements taken as a whole.


                                       /s/ Deutsch, Marin & Company


July 11, 1996

                            GREAT AMERICAN COSMETICS, INC.
                                SUPPLEMENTAL SCHEDULES
                           FOR THE YEARS ENDED DECEMBER 31


                                                      1995           1994
                                                    --------       --------

                                    SELLING COSTS
                                    -------------

Commissions                                        $527,712          $299,296
UPS and postage                                       4,907             3,604
Conventions and shows                                28,994            38,279
Entertainment                                        25,342            27,580

Advertising                                         152,121            63,025
Travel                                               72,325            64,310
Automobile                                           23,614            16,091
Samples                                               2,932             1,759
                                                   --------          --------

    TOTAL                                          $837,947          $512,944
                                                   --------          --------
                                                   --------          --------

                              GENERAL AND ADMINISTRATIVE
                              --------------------------


Payroll - manager                                  $ 60,683          $ 58,083
        - office and administrative                  92,775            57,402
Rent and utilities                                   58,511            21,539
Telephone                                            24,219            16,886
Office supplies and expenses                         26,147            21,422

Computer supplies and expenses                       37,848            16,677
Professional fees                                    24,959            18,557
Equipment rental                                     29,105            14,111
Interest and bank charges                             8,496             6,011
Insurance                                            20,664             8,542

Employee benefits                                    28,678            20,787
Dues, subscriptions and memberships                  14,701             4,448
Contributions                                         1,275               450
Repairs and maintenance                                 974               986
Moving costs                                           -                6,122
                                                   --------          --------

    TOTAL                                          $429,035          $272,023
                                                   --------          --------
                                                   --------          --------



The accompanying letter and notes are an integral part of these statements

                            GREAT AMERICAN COSMETICS, INC.
                                    BALANCE SHEET
                                 AS AT MARCH 31, 1996



                                     A S S E T S
                                     -----------



CURRENT ASSETS
  Cash                                                               $   48,119
  Accounts receivable                                                 1,874,439
  Merchandise inventories - submitted                                 3,394,221
  Prepaid expenses and other current assets                               9,072
                                                                     ----------

      TOTAL CURRENT ASSETS                                            5,325,851

Fixed Assets                                             130,333
  Accumulated depreciation                                67,906         62,427
                                                      ----------
Intangible assets, net of accumulated
  amortization of $761,845                                            1,213,155
Deposits                                                                  8,139
                                                                     ----------

TOTAL ASSETS                                                         $6,609,572
                                                                     ----------
                                                                     ----------

                         LIABILITIES AND SHAREHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                   $1,474,559
  Notes payable                                                         650,000
  Current installments of long-term debt                                227,400
  Due to shareholders                                                   100,000
  Accrued expenses and taxes payable                                    993,925
                                                                     ----------

      TOTAL CURRENT LIABILITIES                                       3,445,884

Long-term debt                                                          697,505
Due to shareholders                                                      81,500
Commitments and contingencies                                              -


SHAREHOLDERS' EQUITY
  Capital stock                                            2,000
  Retained earnings                                    2,382,683
                                                      ----------

      TOTAL SHAREHOLDERS' EQUITY                                      2,384,683
                                                                     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $6,609,572
                                                                     ----------
                                                                     ----------

                               See Accountant's Report

                            GREAT AMERICAN COSMETICS, INC.
                      STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE THREE MONTHS ENDED MARCH 31, 1996



INCOME
  From Sales - net                                              $2,380,729


COST OF GOODS SOLD
  Inventories - January 1,                   2,201,359
  Purchases                                  2,480,661
  Freight and duty                              65,152
  Other direct costs                             9,180
                                           -----------
     TOTAL AVAILABLE FOR SALES               4,756,352
  Inventories - March 31,                    3,394,221
                                           -----------
     COST OF GOODS SOLD                                          1,362,131
                                                                ----------

GROSS MARGIN ON SALES                                            1,018,598


OPERATING EXPENSES
  Selling                                      277,709
  General and administrative                   136,255
  Officers' salaries                            34,471
  Taxes                                          8,773
  Depreciation and amortization                 62,000
                                            ----------

     TOTAL OPERATING EXPENSES                                      519,208
                                                                ----------

NET OPERATING INCOME FOR PERIOD BEFORE
              OTHER INCOME                                         499,390

  Gain on restructuring of debt                                    350,000
  Interest income                                                    2,235
                                                                ----------

NET INCOME FOR PERIOD BEFORE PROVISION
             FOR INCOME TAXES                                      851,625

  Provision for income taxes                                       339,400
                                                                ----------

NET INCOME FOR PERIOD                                              512,225

Retained earnings - January 1, 1996                              1,870,458
                                                                ----------
Retained earnings - March 31, 1996                              $2,382,683
                                                                ----------

                               See Accountant's Report

                            GREAT AMERICAN COSMETICS, INC.
                               STATEMENT OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED MARCH 31, 1996



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income for period                                         $  512,225
  Adjustments to reconcile net income
    to cash provided by operating activities:
    Depreciation and amortization                                   62,000
    Gain on restructuring of debt                              (   350,000)
    Changes in assets and liabilities:
        Accounts receivable                                    ( 1,003,241)
        Inventory                                              ( 1,192,862)
        Prepaid expenses                                            16,394
        Accounts payable                                           913,026
        Accrued expenses and taxes payable                         362,131
                                                            --------------

        NET CASH (USED IN) OPERATING ACTIVITES                  (  680,327)
                                                            --------------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                      (   23,957)
                                                                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of notes payable                                      1,250,000
  Repayment of installment indebtednesss                        (  808,500)
                                                             -------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                  441,500
                                                             -------------

NET CHANGES IN CASH EQUIVALENTS                                 (  262,784)

Cash balance - January 1, 1996                                     310,903
                                                             -------------
Cash balance - March 31, 1996                                  $    48,119
                                                             -------------
                                                             -------------


        Supplemental Disclosure of Cash Flow Information
          Cash paid during this period for:
           Interest                                       $  7,427
                                                          --------
                                                          --------
           Income taxes                                   $ 11,384
                                                          --------
                                                          --------


                                See Accountant's Report


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                            GREAT AMERICAN COSMETICS, INC.
                                SUPPLEMENTAL SCHEDULES
                      FOR THE THREE MONTHS ENDED MARCH 31, 1996



                                    SELLING COSTS
                                    -------------

Commissions                                                      $  95,704
UPS and postage                                                      3,567
Conventions and shows                                               11,850
Entertainment                                                        6,310

Bad debts                                                           49,427
Advertising                                                         87,085
Travel                                                              15,702
Automobile                                                           7,112
Samples                                                                952
                                                              ------------

     TOTAL                                                        $277,709
                                                              ------------
                                                              ------------


                              GENERAL AND ADMINISTRATIVE
                              --------------------------

Payroll - manager                                                 $ 14,900
        - office and administrative                                 28,802
Rent and utilities                                                  14,487
Telephone                                                           11,011
Office supplies and expenses                                         9,417

Computer supplies and expenses                                       6,021
Professional fees                                                   14,441
Equipment rental                                                     7,801
Interest and bank charges                                           10,176
Insurance                                                            6,199

Employee benefits                                                    7,263
Dues, subscriptions and memberships                                    637
Agency fees                                                          4,000
Temporary help                                                       1,100
                                                              ------------

     TOTAL                                                        $136,255
                                                         -----------------
                                                         -----------------

                               See Accountant's Report